Exhibit 99.1

Evergreen Energy Reports First Quarter 2011 Financial Results

DENVER, May 11, 2011 — Evergreen Energy Inc. (NYSE Arca: EEE) announced its financial results for the three months ended March 31, 2011.
Ilyas Khan, Executive Chairman of Evergreen, stated: “During the first quarter, Evergreen made significant progress on several business development efforts. Most notably, we signed the memorandum of understanding with WPG Resources to establish a joint venture to develop and commercialize K-Fuel throughout Australia.  In addition, to support our development efforts, the management team at Evergreen has put in place a prudent cost management structure to ensure we are reducing operating costs wherever possible while still investing in our future business development initiatives.  We are building the infrastructure to establishing a presence in key locations in Asia and Europe to ensure we are well-positioned to take advantage of the many applications for K-Fuel worldwide.”

Financial Results for the Three Months Ended March 31, 2011
▪	Revenues were $100,000 for the first quarter of 2011, consistent with the $100,000 in revenues recorded in the same period in 2010.
▪	Total operating expenses were $5.2 million for the first quarter of 2011, compared to $6.0 million in the same period in 2010.
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G&A for the first quarter of 2011 was $4.5 million and included $1.0 million of employee non-cash stock-based compensation, compared to $5.5 million in the same period in 2010, which included $2.0 million of employee non-cash stock-based compensation.

▪	Operating loss from continuing operations was $5.1 million for the first quarter of 2011, compared to $5.9 million in the same period in 2010.
▪	Net loss attributable to common shareholders was $11.2 million, or $0.48 per share, for the first quarter of 2011, compared to net loss of $12.5 million, or $0.88 per share in the same period in 2010.
▪	Cash and cash equivalents at March 31, 2011 was $7.9 million, compared to $3.0 million at December 31, 2010.

Recent Business Updates
▪	Signed a non-binding memorandum of understanding with WPG Resources on February 3, 2011 to jointly develop and commercialize the K-Fuel technology throughout Australia.

▪	Re-opened testing facility at Fort Union in February 2011 to complete K-Fuel coal upgrading tests.
▪	Completed a private placement on February 1, 2011 for $14.5 million in net proceeds.
▪	Executed an agreement on February 1, 2011 to settle an aggregate of $17.3 million of the company’s 2007 Notes and the associated litigation.
▪	Closed the sale of the assets of the company’s subsidiary, Landrica Development Company, including the Fort Union plant and associated property located near Gillette, Wyoming on March 30, 2011.
▪	Sold a fully-impaired boiler for $2.9 million on April 12, 2011.
▪
On April 26, 2011, the court in the C-Lock employee litigation issued oral findings of fact and conclusion of law, awarding damages in favor of the plaintiffs who are two former employees of the Company.  A written final judgment has yet to be entered; however, the plaintiffs have filed a form of judgment seeking $1,650,000 in damages, plus interest.  The company has reserved $600,000 related to possible losses arising out of this litigation.  The company disagrees with the Court's ruling and is considering filing a motion to alter or amend the judgment, or, in the alternative, a new trial.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: K-Fuel® and the GreenCert™ suite of software and services.  K-Fuel technology significantly improves the performance of low-rank coals, yielding higher efficiency and lowering emissions.  GreenCert, which is owned exclusively by Evergreen, is a science-based, scalable family of environmental intelligence solutions that quantify process efficiency and greenhouse gas emissions from energy and industrial and sources.  Visit www.evgenergy.com for more information.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission.  Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission. Our ability to execute our business plan and develop the GreenCert™ or K-Fuel® technologies may be adversely impacted by unfavorable decisions in pending litigation, the inability of the Company to satisfy the terms of the settlement agreement with the holders of its 2007 and 2009 Notes, our inability to raise sufficient additional capital in a timely manner to pursue the development of our technology, and our inability to timely and successfully complete pending transactions, including the sale of the assets of Landrica Development Company and the consummation of the proposed joint venture with WPG Resources. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:
Becky Herrick, Lippert / Heilshorn & Associates, 415.433.3777, bherrick@lhai.com

 [Tables follow]

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(in thousands)
Assets
Current:
Cash and cash equivalents	$7,926	$2,974
Notes receivable	5,693	—
Prepaid and other assets	1,656	1,664
Assets of discontinued plant operations	4	7,210
Assets of discontinued mining operations	2,805	2,820
Total current assets	18,084	14,668
Property, plant and equipment, net of accumulated depreciation	1,402	1,734
Construction in progress	9,932	9,860
Debt issue costs, net of amortization	341	512
Other assets	3,748	2,784
	$33,507	$29,558

Liabilities, Temporary Capital and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,144	$2,698
Accrued liabilities	1,929	2,367
Other current liabilities	743	682
Liabilities of discontinued plant operations	183	4,823
Liabilities of discontinued mining operations	37	609
Total current liabilities	5,036	11,179
Long-term debt	16,998	21,821
Deferred revenue	7,765	7,865
Derivative liability	6,411	972
Other liabilities, less current portion	1,417	1,213
Total liabilities	37,627	43,050
Commitments and contingencies
Temporary Capital:
Preferred stock, $.001 par value, $1,000 stated value, 7 shares authorized; .002 and .003 outstanding, respectively	2	3
Stockholders’ deficit:
Preferred stock, $.001 par value, shares authorized 19,999; none outstanding	—	—
Common stock, $.001 par value, shares authorized 280,000; 26,298 and 18,888 shares issued and outstanding, respectively	26	19
Additional paid-in capital	560,057	539,348
Accumulated deficit	(561,475)	(550,285)
Deficit attributable to Evergreen Energy Inc. stockholders’	(1,392)	(10,918)
Deficit attributable to noncontrolling interest	(2,730)	(2,577)
Total stockholders’ deficit	(4,122)	(13,495)
	$33,507	$29,558

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2011	2010
	(in thousands, except for per share amounts)

Operating revenues:
GreenCert licensing	$100	$100
Total operating revenue	100	100

Operating expenses:
General and administrative	4,475	5,504
Depreciation and amortization	273	494
Research and development	446	—
Total operating expenses	5,194	5,998
Operating loss	(5,094)	(5,898)

Other income (expense):
Interest income	5	2
Interest expense	(177)	(1,073)
(Loss) gain on fair value derivatives	(5,517)	2,347
Loss on 2007 Note settlement	(3,918)	—
Loss on warrant modification and exercise	(1,021)	—
Gain on debt-for-equity exchange transaction	435	—
Other income (expense), net	(132)	(29)
Total other income (expense)	(10,325)	1,247

Loss from continuing operations	(15,419)	(4,651)
Income from discontinued plant operations	4,076	500
(Loss) from discontinued mining operations	—	(4,080)
Net loss	(11,343)	(8,231)
Less: net loss attributable to noncontrolling interest	153	86
Net loss attributable to Evergreen Energy Inc.	(11,190)	(8,145)
Dividends on preferred stock	—	(4,312)
Net loss attributable to common shareholders	$(11,190)	$(12,457)
Basic and diluted net loss per common share:
Basic and diluted (loss) per common share from continuing operations	$(0.66)	$(0.33)
Basic and diluted net income (loss) per common share from discontinued plant and mining operations	$0.17	$(0.25)
Basic and diluted net loss per common share	$(0.48)	$(0.88)
Weighted-average common shares outstanding	23,355	14,144

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2011	2010
	(in thousands)
Operating activities:
Net loss from continuing operations	$(15,419)	$(4,651)
Adjustments to reconcile net loss from continuing operations to cash used in operating activities:
Share-based compensation expense to employees and others	3,067	2,088
Depreciation and amortization	273	494
Derivative fair value adjustment	5,517	(2,347)
Loss from exercise of warrants	1,021	—
Amortization of debt issuance costs	138	1,306
Amortization of initial fair value of derivative	(73)	(46)
Gain from debt-for-equity exchange	(435)	—
Loss (gain) on sale of assets	100	—
Other	(1)	(8)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	6	(198)
Deferred revenue and other obligations	(132)	(210)
Accounts payable and accrued expenses	(930)	(946)
Cash used in operating activities of continuing operations	(6,868)	(4,518)
Cash used in operating activities of discontinued plant and mining operations	(685)	(1,719)
Cash used in operating activities	(7,553)	(6,237)

Investing activities:
Purchases of construction in progress, property, plant and equipment	(112)	(524)
Proceeds from sale of assets	381	550
Cash provided by investing activities of continuing operations	269	26
Cash used in investing activities of discontinued plant and mining operations	—	(280)
Cash provided by (used in) investing activities	269	(254)

Financing Activities:
Proceeds from the 2011 common stock sale, net of offering costs	14,546	—
Proceeds from the exercise of warrants	1,029	—
Payment of note principal related to 2007 Notes	(3,310)	—
Proceeds from the 2010 common stock sale, net of offering costs	—	8,043
Proceeds from the issuance of 2010 convertible preferred stock, net of closing costs	—	8,746
Payment of dividends on convertible preferred stock	—	(4,312)
Payment of note principal related to 2009 Notes	—	(1,304)
Payments of debt issue costs	(29)	(1,999)
Other	—	(3)
Cash provided by financing activities of continuing operations	12,236	9,171
Cash provided by financing activities of discontinued plant and mining operations	—	—
Cash provided by financing activities	12,236	9,171

Increase in cash and cash equivalents	4,952	2,680
Cash and cash equivalents, beginning of period	2,974	2,207
Cash and cash equivalents, end of period	$7,926	$4,887